                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statement of Quintel Entertainment, Inc. and Subsidiaries on Form S-3 of our report dated February 19, 1996, on our audits of the consolidated financial statements and financial statement schedule of Quintel Entertainment, Inc. and Subsidiaries as of November 30, 1995 and 1994, and for the years ended November 30, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K.


                                             /s/ Coopers & Lybrand L.L.P.


New York, New York
December 13, 1996

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statement of Quintel Entertainment, Inc. and Subsidiaries on Form S-3 of our report dated February 19, 1996, on our audit of the financial statements New Lauderdale L.C. as of November 30, 1995, and for the period December 30, 1994 (inception date) to November 30, 1995, which report is included in the Annual Report on Form 10-K of Quintel Entertainment, Inc. and Subsidiaries.


                                             /s/ Coopers & Lybrand L.L.P.


New York, New York
December 13, 1996